SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549



                            FORM 8-K

                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                         Date of Report
                         September 5, 1997



               KANSAS CITY LIFE INSURANCE COMPANY
     (Exact Name of Registrant as Specified in its Charter)



                            Missouri
         (State or Other Jurisdiction of Incorporation)



        2-40764                           44-0308260
(Commission File Number)     (IRS Employer Identification Number)



         3520 Broadway, Kansas City, Missouri 64111-2565
             (Address of Principal Executive Office)



                         (816) 753-7000
      (Registrant's Telephone Number, including Area Code)

Item 5.Other Events.

     On September 5, 1997, Kansas City Life Insurance Company announced that it had reached an agreement [in principle] to purchase a block of insurance from the Security Benefit Life Insurance Company. Kansas City Life will acquire a block of 100,000 life insurance policies and the transaction will be structured as a coinsurance agreement between the two Companies.

     A cash price of $62.4 million will be paid for the block of traditional and interest sensitive life business. This block comprises $4.0 billion of insurance in force and generated $30.1 million of statutory premiums in 1996. The acquisition will add approximately $300 million of assets to Kansas City Life and a like amount of liabilities. Funds to purchase the block will be generated internally requiring no issuance of debt or capital. Closing is expected later this month.

     Kansas City Life, founded in 1895, operates nationwide with headquarters in Kansas City, Missouri. The Company's major sales emphasis is life insurance and annuities. Revenues in 1996 were $422.0 million. Prior to this acquisition, life insurance in force totaled $22.3 billion, assets equaled $3.0 billion and stockholder's equity totaled $0.5 billion. The Company operates in 48 states and the District of Columbia.

     Security Benefit, a mutual life insurer headquartered in Topeka, Kansas, had assets of $5.3 billion and stockholder's equity of $0.4 billion last year end.

     A copy of the Press Release issued by the Company is attached as Exhibit (c)(1) and is incorporated by reference.



Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

     (c)(1) Press Release of Kansas City Life Insurance Company dated as of September 5, 1997.

                             SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               KANSAS CITY LIFE INSURANCE COMPANY
                                          (Registrant)



                               By:  /s/ C. John Malacarne
                               C. John Malacarne, Vice President,
                                General Counsel and Secretary

    September 5, 1997
        (Date)

                                            (c)(1) Form 8-K
                                            Kansas City Life
                                            Insurance Company


IMMEDIATE RELEASE                         Contact: C.J. Malacarne
                                                   Vice President,
                                                   General Counsel
                                                   and Secretary

                      KANSAS CITY LIFE TO ACQUIRE
                         BLOCK OF LIFE BUSINESS


     Kansas City,Mo.-Kansas City Life Insurance Company has announced it will acquire a block of 100,000 life insurance policies from Security Benefit Life Insurance Company, according to W. E. Bixby, President and Vice Chairman of the Board of Kansas City Life. The transaction will be structured as a coinsurance agreement between the two companies.

     A cash price of $62.4 million will be paid for the block of traditional and interest sensitive life business. This block comprises $4.0 billion of insurance in force and generated $30.1 million of statutory premiums in 1996. The acquisition will add approximately $300 million of assets to Kansas City Life and a like amount of liabilities. Funds to purchase the block will be generated internally, requiring no issuance of debt or capital. Closing is expected later this month.

     Bixby says, "The acquisition of these life policies not only is an excellent strategic and operational fit for Kansas City Life, it also is consistent with our current corporate goals. By actively acquiring quality blocks of business and expanding our life insurance operations, we can capitalize on three of our primary strengths -- efficient, multi-company operating systems; a demonstrated ability to rapidly assimilate blocks of business or other companies; and a strong capital position."

     Kansas City Life, founded in 1895, operates nationwide with headquarters in Kansas City, Missouri. The Company's major sales emphasis is life insurance and annuities. Revenues in 1996 were $422.0 million. Prior to this acquisition, life insurance in force totaled $22.3 billion, assets equaled $3.0 billion and stockholders' equity totaled $0.5 billion. The Company operates in 48 states and the District of Columbia.

     Security Benefit Group is a financial services organization with $7.6 billion in total assets under management. The Company distributes mutual funds and variable insurance products through Security Distributors, Inc. Security Benefit Life Insurance Company and First Security Benefit Life Insurance and Annuity Company of New York also make available retirement plans, life insurance and annuities in all states and the District of Columbia.